Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 24, 2021, with respect to the consolidated financial statements and financial statement schedule II of Koppers Holdings Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Pittsburgh, Pennsylvania

August 6, 2021